  EXHIBIT 99 (a)

EARNINGS RELEASE

January 23, 2023
Contact:	Lance A. Sellers President and Chief Executive Officer

Jeffrey N. Hooper Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK) (the “Company”), the parent company of Peoples Bank (the “Bank”), reported fourth quarter and full year 2022 results with highlights as follows:

Fourth quarter 2022 highlights:

•

Net earnings were $4.1 million or $0.76 per share and $0.74 per diluted share for the three months ended December 31, 2022, as compared to $3.0 million or $0.55 per share and $0.53 per diluted share for the same period one year ago.

Full year 2022 highlights:

•

Net earnings were $16.1 million or $2.94 per share and $2.85 per diluted share for the year ended December 31, 2022, as compared to $15.1 million or $2.71 per share and $2.63 per diluted share for the year ended December 31, 2021.

•	The Bank recognized $948,000 in SBA PPP loan fee income during the year ended December 31, 2022, as compared to $3.4 million in PPP loan fee income for the previous year.
•	Cash dividends were $0.87 per share during the year ended December 31, 2022, as compared to $0.66 per share for the prior year.
•	Total loans were $1.0 billion at December 31, 2022, as compared to $884.9 million at December 31, 2021, despite a $17.9 million reduction in PPP loans during the year ended December 31, 2022.
•	Non-performing assets were $3.7 million or 0.23% of total assets at December 31, 2022, compared to $3.2 million or 0.20% of total assets at December 31, 2021.
•	Total deposits were $1.4 billion at December 31, 2022 and 2021.
•	Core deposits, a non-GAAP measure, were $1.4 billion or 97.84% of total deposits at December 31, 2022, compared to $1.4 billion or 98.14% of total deposits at December 31, 2021.
•	Net interest margin was 3.22% for the year ended December 31, 2022, compared to 2.99% for the year ended December 31, 2021.

Three months ended December 31, 2022

Net earnings were $4.1 million or $0.76 per share and $0.74 per diluted share for the three months ended December 31, 2022, as compared to $3.0 million or $0.55 per share and $0.53 per diluted share for the prior year period.  Lance A. Sellers, President and Chief Executive Officer, attributed the increase in fourth quarter net earnings to an increase in net interest income which was partially offset by an increase in the provision for loan losses, a decrease in non-interest income and an increase in non-interest expense, compared to the prior year period, as discussed below.

Net interest income was $15.3 million for the three months ended December 31, 2022, compared to $10.6 million for the three months ended December 31, 2021.  The increase in net interest income is due to a $5.2 million increase in interest income, partially offset by a $511,000 increase in interest expense.  The increase in interest income is due to a $2.6 million increase in interest income and fees on loans,a $684,000 increase in interest income on balances due from banks and a $1.9 million increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $338,000 decrease in fee income on SBA PPP loans.  The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve  The increase in interest income on investment securities is primarily due to additional securities purchased with additional cash resulting from an increase in deposits combined with higher yields on securities purchased in 2022.  The increase in interest expense is primarily due to an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for loan losses was $14.7 million for the three months ended December 31, 2022, compared to $10.9 million for the three months ended December 31, 2021.  The provision for loan losses for the three months ended December 31, 2022 was $583,000, compared to a recovery of $300,000 for the three months ended December 31, 2021.  The increase in the provision for loan losses is primarily attributable to an increase in reserves due to an increase in the balance of loans in the general reserve pool.

Non-interest income was $5.5 million for the three months ended December 31, 2022, compared to $7.0 million for the three months ended December 31, 2021.  The decrease in non-interest income is primarily attributable to a $1.1 million decrease in appraisal management fee income due to a decrease in appraisal volume and a $361,000 decrease in mortgage banking income due to a decrease in mortgage loan volume and additional mortgage loans being retained in the Bank’s portfolio, which were partially offset by a $189,000 increase in service charge income, primarily due to service charge changes implemented in March 2022.

Non-interest expense was $15.0 million for the three months ended December 31, 2022, compared to $14.2 million for the three months ended December 31, 2021.  The increase in non-interest expense is primarily attributable to a $1.1 million increase in salaries and employee benefits expense primarily due to increases in  supplemental retirement plan expense and insurance costs and a $461,000 increase in other non-interest expenses primarily due to increases in consulting expense and debit card expense, which were partially offset by a $882,000 decrease in appraisal management fee expense due to a decrease in appraisal volume.

Year ended December 31, 2022

Net earnings were $16.1 million or $2.94 per share and $2.85 per diluted share for the year ended December 31, 2022, as compared to $15.1 million or $2.71 per share and $2.63 per diluted share for the prior year.  The increase in net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, compared to the prior year, as discussed below.

Net interest income was $51.1 million for the year ended December 31, 2022, compared to $44.0 million for the year ended December 31, 2021.  The increase in net interest income is due to a $7.3 million increase in interest income, partially offset by a $118,000 increase in interest expense.  The increase in interest income is primarily due to a $1.9 million increase in interest income and fees on loans, a $2.0 million increase in interest income on balances due from banks and a $3.4 million increase in interest income on investment securities.  The increase in interest income and fees on loans is primarily due to an increase in total loans and rate increases by the Federal Reserve, partially offset by a $2.4 million decrease in fee income on SBA PPP loans.  The increase in interest income on balances due from banks is primarily due to rate increases by the Federal Reserve  The increase in interest income on investment securities is primarily due to additional securities purchased with additional cash resulting from an increase in deposits combined with higher yields on securities purchased in 2022.  The increase in interest expense is primarily due to an increase in rates paid on interest-bearing liabilities.  Net interest income after the provision for loan losses was $49.6 million for the year ended December 31, 2022, compared to $45.1 million for the year ended December 31, 2021.  The provision for loan losses for the year ended December 31, 2022 was $1.5 million, compared to a recovery of $1.2 million for the year ended December 31, 2021.  The increase in the provision for loan losses is primarily attributable to an increase in reserves due to an increase in the balance of loans in the general reserve pool.

Non-interest income was $26.7 million for the year ended December 31, 2022, compared to $24.9 million for the year ended December 31, 2021.  The increase in non-interest income is primarily attributable to a $2.8 million increase in appraisal management fee income due to an increase in appraisal volume and a $1.3 million increase in service charge income, primarily due to service charge changes implemented in March 2022, which were partially offset by a $2.1 million decrease in mortgage banking income due to a decrease in mortgage loan volume and additional mortgage loans being retained in the Bank’s portfolio.

Non-interest expense was $56.0 million for the year ended December 31, 2022, compared to $51.1 million for the year ended December 31, 2021.  The increase in non-interest expense is primarily attributable to a $2.2 million increase in appraisal management fee expense due to an increase in appraisal volume and a $1.6 million increase in salaries and employee benefits expense primarily due to increases in insurance costs and salary expense and a $937,000 increase in other non-interest expenses primarily due to increases in consulting expense, debit card expense, online banking expense, office supplies expense and advertising expense.

2

Income tax expense was $1.1 million for the three months ended December 31, 2022, compared to $732,000 for the three months ended December 31, 2021.  The effective tax rate was 21.00% for the three months ended December 31, 2022, compared to 19.58% for the three months ended December 31, 2021.  Income tax expense was $4.2 million for the year ended December 31, 2022, compared to $3.8 million for the year ended December 31, 2021.  The effective tax rate was 20.56% for the year ended December 31, 2022, compared to 20.05% for the year ended December 31, 2021.

Total assets were $1.6 billion as of December 31, 2022 and 2021.  Available for sale securities were $445.4 million as of December 31, 2022, compared to $406.5 million as of December 31, 2021.  Total loans were $1.0 billion as of December 31, 2022, compared to $884.9 million as of December 31, 2021.  The increase in loans was achieved despite a $17.9 million reduction in PPP loans during the year ended December 31, 2022.  The Bank had $103,000 and $18.0 million in PPP loans at December 31, 2022 and December 31, 2021, respectively.

Non-performing assets were $3.7 million or 0.23% of total assets at December 31, 2022, compared to $3.2 million or 0.20% of total assets at December 31, 2021.  Non-performing assets include $3.7 million in commercial and residential mortgage loans and $8,000 in other loansat December 31, 2022, compared to $3.2 million in commercial and residential mortgage loans and $51,000 in other loans at December 31, 2021.

The allowance for loan losses was $10.5 million or 1.02% of total loans at December 31, 2022, compared to $9.4 million or 1.06% at December 31, 2021.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $1.4 billion at December 31, 2022 and 2021.  Core deposits, a non-GAAP measure, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, were $1.4 billion at December 31, 2022 and 2021.  Management believes it is useful to calculate and present core deposits because of the positive impact this low cost funding source provides to the Bank’s funding base.  Certificates of deposit in amounts of $250,000 or more totaled $31.0 million at December 31, 2022, compared to $26.3 million at December 31, 2021.

Securities sold under agreements to repurchase were $47.7 million at December 31, 2022, compared to $37.1 million at December 31, 2021.  Junior subordinated debentures were $15.5 million at December 31, 2022 and December 31, 2021.  Shareholders’ equity was $105.2 million, or 6.49% of total assets, at December 31, 2022, compared to $142.4 million, or 8.77% of total assets, at December 31, 2021.  The decrease in shareholders’ equity is primarily due to an increase in the unrealized loss on investment securities available for sale due to rate changes from December 31, 2021 to December 31, 2022.  The Company repurchased 26,200 shares of its common stock during the year ended December 31, 2022 under the Company’s stock repurchase program, which was re-authorized in January 2022.

Peoples Bank operates 17 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  The Bank also operates loan production offices in Lincoln, Mecklenburg, Rowan and Forsyth Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this earnings release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by the Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

3

CONSOLIDATED BALANCE SHEETS
December 31, 2021 and 2022
(Dollars in thousands)

	December 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSETS:
Cash and due from banks	$50,061	$44,711
Interest-bearing deposits	21,535	232,788
Cash and cash equivalents	71,596	277,499

Investment securities available for sale	445,394	406,549
Other investments	2,656	3,668
Total securities	448,050	410,217

Mortgage loans held for sale	211	3,637

Loans	1,032,608	884,869
Less: Allowance for loan losses	(10,494)	(9,355)
Net loans	1,022,114	875,514

Premises and equipment, net	18,205	16,104
Cash surrender value of life insurance	17,703	17,365
Accrued interest receivable and other assets	43,048	23,857
Total assets	$1,620,927	$1,624,193

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$523,088	$514,319
Interest-bearing demand, MMDA & savings	814,128	797,179
Time, $250,000 or more	31,001	26,333
Other time	66,998	74,917
Total deposits	1,435,215	1,412,748

Securities sold under agreements to repurchase	47,688	37,094
Junior subordinated debentures	15,464	15,464
Accrued interest payable and other liabilities	17,365	16,518
Total liabilities	1,515,732	1,481,824

Shareholders' equity:
Preferred stock, no par value; authorized 5,000,000 shares; no shares issued and outstanding	-	-
Common stock, no par value; authorized 20,000,000 shares; issued and outstanding 5,636,830 shares at 12/31/22, 5,661,569 shares at 12/31/21	52,636	53,305
Common stock held by deferred compensation trust, at cost; 169,004 shares at 12/31/22, 162,193 shares at 12/31/21	(2,181)	(1,992)
Deferred compensation	2,181	1,992
Retained earnings	100,156	88,968
Accumulated other comprehensive income (loss)	(47,597)	96
Total shareholders' equity	105,195	142,369

Total liabilities and shareholders' equity	$1,620,927	$1,624,193

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CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2022 and 2021
(Dollars in thousands, except per share amounts)

	Three months ended		Years ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
INTEREST INCOME:
Interest and fees on loans	$12,350	$9,712	$43,077	$41,185
Interest on due from banks	770	86	2,223	258
Interest on investment securities:
U.S. Government sponsored enterprises	2,286	579	4,962	2,478
State and political subdivisions	1,066	924	4,075	3,146
Other	27	18	94	112
Total interest income	16,499	11,319	54,431	47,179

INTEREST EXPENSE:
Interest-bearing demand, MMDA & savings deposits	756	412	2,019	2,029
Time deposits	141	168	562	752
Junior subordinated debentures	205	69	529	280
Other	96	38	213	144
Total interest expense	1,198	687	3,323	3,205

NET INTEREST INCOME	15,301	10,632	51,108	43,974
PROVISION FOR (RECOVERY OF) LOAN LOSSES	583	(300)	1,472	(1,163)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	14,718	10,932	49,636	45,137

NON-INTEREST INCOME:
Service charges	1,290	1,062	5,290	3,921
Other service charges and fees	194	233	734	803
Mortgage banking income	35	396	393	2,505
Insurance and brokerage commissions	236	271	945	1,035
Appraisal management fee income	2,007	3,115	11,663	8,890
Miscellaneous	1,760	1,889	7,664	7,765
Total non-interest income	5,522	6,966	26,689	24,919

NON-INTEREST EXPENSES:
Salaries and employee benefits	7,661	6,603	26,130	24,506
Occupancy	2,162	1,967	8,048	7,858
Appraisal management fee expense	1,584	2,466	9,264	7,112
Other	3,584	3,123	12,588	11,651
Total non-interest expense	14,991	14,159	56,030	51,127

EARNINGS BEFORE INCOME TAXES	5,249	3,739	20,295	18,929
INCOME TAXES	1,102	732	4,172	3,796

NET EARNINGS	$4,147	$3,007	$16,123	$15,133

PER SHARE AMOUNTS
Basic net earnings	$0.76	$0.55	$2.94	$2.71
Diluted net earnings	$0.74	$0.53	$2.85	$2.63
Cash dividends	$0.18	$0.17	$0.87	$0.66
Book value	$19.24	$25.89	$19.24	$25.89

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FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2022 and 2021
(Dollars in thousands)

	Three months ended		Years ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$509,362	$408,075	$467,484	$349,647
Loans	1,020,383	882,596	949,175	908,682
Earning assets	1,618,034	1,545,548	1,601,168	1,483,519
Assets	1,657,925	1,630,767	1,663,665	1,568,417
Deposits	1,488,566	1,429,888	1,480,113	1,372,857
Shareholders' equity	99,864	139,880	123,886	147,741

SELECTED KEY DATA:
Net interest margin (tax equivalent) (1)	3.78%	2.76%	3.22%	2.99%
Return on average assets	0.99%	0.73%	0.97%	0.96%
Return on average shareholders' equity	16.48%	8.53%	13.01%	10.24%
Average shareholders' equity to total average assets	6.02%	8.58%	7.45%	9.42%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$10,030	$8,963	$9,355	$9,908
Provision for (Recovery of) loan losses	583	(300)	1,472	(1,163)
Charge-offs	(161)	(220)	(752)	(762)
Recoveries	42	912	419	1,372
Balance, end of period	$10,494	$9,355	$10,494	$9,355

	December 31, 2022	December 31, 2021
	(Unaudited)	(Audited)
ASSET QUALITY:
Non-accrual loans	$3,728	$3,230
90 days past due and still accruing	-	-
Other real estate owned	-	-
Total non-performing assets	$3,728	$3,230
Non-performing assets to total assets	0.23%	0.20%
Loans modifications related to COVID-19	$-	$-
Allowance for loan losses to non-performing assets	281.49%	289.63%
Allowance for loan losses to total loans	1.02%	1.06%
Allowance for loan losses to total loans, excluding PPP loans	1.02%	1.08%

LOAN RISK GRADE ANALYSIS:
Percentage of loans by risk grade

Risk Grade 1 (excellent quality)	0.45%	0.78%
Risk Grade 2 (high quality)	19.51%	19.12%
Risk Grade 3 (good quality)	73.27%	70.41%
Risk Grade 4 (management attention)	5.44%	7.70%
Risk Grade 5 (watch)	0.68%	1.23%
Risk Grade 6 (substandard)	0.65%	0.76%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At December 31, 2022, including non-accrual loans, there was one relationship exceeding $1.0 million in the Watch risk grade ($1.7 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.

(1) This amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using an effective tax rate of 22.98% and is reduced by the related nondeductible portion of interest expense.

 (END)

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